EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Sino Pharmaceuticals Corporation.
Unit 152 - 11782 River Road
Richmond, British Columbia,  V6X 1Z7, Canada

         We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated November 16, 2001 relating to the financial statements and schedule of Sino Pharmaceuticals Corporation (formerly Uniman, Inc. A Development Stage Company) and our report dated July 3, 2001 relating to the consolidated financial statements and schedule of Sino Pharmaceuticals Corporation, both appearing in this Prospectus and the Registration Statement.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ ROBISON HILL & CO., INC.
                                            ----------------------------
                                            Certified Public Accountants
Salt Lake City, Utah
February 14, 2002